Exhibit h(iii)(a) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT B

                                     to the

                         Shareholder Services Agreement

                                  Regions Funds

                         Regions Aggressive Growth Fund

                                 Class B Shares

                       Regions Treasury Money Market Fund

                                 Class B Shares

      This Shareholder Services Agreement is adopted by Regions Funds with respect to the class(es) of the Trust set forth above.

      In compensation for the services provided pursuant to this Shareholder Services Agreement, Federated Shareholder Services will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class B Shares of the Trust held during the month.

      Witness the due execution hereof this 1st day of June, 2000.

                                  Regions Funds

                                    By:  /S/ RICHARD B. FISHER
                                       --------------------------------
                                    Name:  Richard B. Fisher
                                    Title:  Vice President